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                      AMES DEPARTMENT STORES, INC.              Exhibit 20-A
                        JANUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)

                                                             Total Fiscal
                                           January 1994       Year 1994
                                          Actual    Plan*   Actual    Plan*
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents         $111.0   $108.0   $115.5   $115.5

Cash Generated from (Used in) Operations:
   Net Profit (Loss)                       (21.8)   (19.4)    10.8      6.5
   Other                                     2.3      0.5      0.4      3.7
                                        ------------------------------------
Cash from Operations                       (19.5)   (18.9)    11.2     10.2

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (16.7)    (1.2)    22.4     24.1
   Trade Payables increase (decrease)        3.5     14.0     10.8     25.1
   All Other                               (17.6)    (9.2)   (39.0)   (13.8)
                                        ------------------------------------
Net Changes in Working Capital             (30.8)     3.6     (5.8)    35.4

Capital Spending                            (1.3)    (0.8)   (20.2)   (28.6)

Other:
   Short-Term Borrowings (Payments)         15.4      0.0     (7.6)   (23.0)
   Payment of Capital Leases                (0.3)    (0.3)    (3.5)    (3.4)
   Payments on Long-Term Debt               (0.2)    (1.4)   (25.1)   (23.5)
   Restructuring & Other                    (1.9)     1.5      7.9      9.1
                                        ------------------------------------
Total Other                                 13.0     (0.2)   (28.3)   (40.8)
                                        ------------------------------------

Cash Increase (Decrease)                   (38.6)   (16.3)   (43.1)   (23.8)
                                        ------------------------------------

Ending Cash & Cash Equivalents             $72.4    $91.7    $72.4    $91.7
                                        ====================================

* As reported on Form 8-K dated April 5, 1993.


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